United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2005

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On January 26, 2005, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., issued a press release reporting third quarter earnings. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Bylaws.

On January 26, 2005, the Board of Directors of the Registrant approved an amendment and restatement of the Registrant’s bylaws (the “Amended Bylaws”). The Amended Bylaws make a number of technical corrections and minor revisions to the Bylaws along with certain substantive changes. The following is a summary of the substantive changes in connection with the Amended Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Construction

The Amended Bylaws set out parameters for their interpretation by clarifying that the singular shall include the plural and vice versa and that any gender shall include all genders.

Shareholder Proposals

The Amended Bylaws change the requirement that shareholder proposals be submitted at least 120 prior to any shareholders meeting from the previous 60 day requirement.

Voting Power

The Amended Bylaws clarify that the Board of Directors has the sole power to determine who the 5% shareholders are and when a transaction is a merger of consolidation.

Judge of Election

The Amended Bylaws provide that there may be one judge of election or three judges of election at a meeting of shareholders.

Certification by Nominee of Beneficial Owner

The Amended Bylaws eliminate the provision permitting the Board of Directors to adopt a procedure for shareholders to certify as to shares held for another’s account.

Nominations for Directors

The Amended Bylaws clarify that only persons who are currently serving as Alternate Directors, as defined in the Amended Bylaws, may be nominated to serve as Directors.

Directors

The Amended Bylaws clarify that directors must be shareholders of the Registrant. Further, the Amended Bylaws require a majority of directors to be independent under the standards of The Nasdaq Stock Market.

Executive Committee

The Amended Bylaws clarify that the Executive Committee has the power to manage the business and affairs of the Registrant between meetings of the Board of Directors.

Financial Report to Shareholders

The Amended Bylaws require an annual report containing audited financials be sent to shareholders prior the annual meeting and eliminate specific requirements.

Committees

The Amended Bylaws require Board committees to have charters addressing responsibilities and membership requirements.

Limitation of Directors’ Liability

The Amended Bylaws provide for automatic further extension of the limitation on directors’ liability should Pennsylvania law be so amended in the future. Further, if the limitations on liability be repealed or modified, then such repeal or modification shall not be retroactive.

Indemnification

The Amended Bylaws require the Registrant to provide indemnification to directors to the fullest extent of Pennsylvania law including any future amendments of the law.

Chief Executive Officer

The Amended Bylaws set forth the duties and responsibilities of the Chief Executive Officer of the Registrant.

Vice Presidents

The Amended Bylaws set forth the duties and responsibilities of the Vice Presidents of the Registrant.

Execution of Documents

The Amended Bylaws eliminate the specific requirements for who may execute documents on behalf of the Registrant.

Share Certificates

The Amended Bylaws provide that each share certificate must be signed by the Chairman and Secretary. This changes the prior requirement that each share be signed by the President or Vice President and countersigned by the Treasurer or Secretary.

Transfer Agents and Registrars

The Amended Bylaws permit the Board of Directors to appoint an outside third party as registrar and transfer agent and make any additional restrictions as to the issuance, transfer, and registration of share certificates as it deems necessary.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document.

3.2	Amended Bylaws dated January 26, 2005.

99.1	Press release issued by Univest Corporation of Pennsylvania on January 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

Date: January 31, 2005	By:	/s/ Wallace H. Bieler
Name: Wallace H. Bieler
Title: Chief Operating Officer